UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SunEdison Semiconductor Limited

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To:	Global Employee Distribution
From:	Shaker Sadasivam, President & CEO
Re:	GlobalWafers to Acquire SunEdison Semiconductor
Date:	August 17, 2016

As you will recall, on February 18 we announced that we had received unsolicited preliminary indications of interest for our company, and that our board had started a process to evaluate our strategic alternatives. Today, that process is moving to the next stage.

After a thorough review, our board has approved the acquisition of the company by GlobalWafers for a $12.00 per share price. A press release announcing the transaction has been issued.

I know you will have questions, many of which we are unable to answer today. As the process unfolds over the next few weeks, we will have more information to share and I commit to you that we will keep you updated with regular communications.

So for now, it’s very much business as usual. As I have said before, my request to all of you is to keep your focus on executing to our Blue Chips and the 2016 Annual Operating Plan. This is important to the continued success of the company, and also to us as individuals and team members.

Shaker

Additional Information and Where You Can Find It

In connection with the proposed transaction, SunEdison Semiconductor Limited will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement will be mailed to the shareholders of SunEdison Semiconductor. SHAREHOLDERS OF SUNEDISON SEMICONDUCTOR ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement (when it becomes available), and any other documents filed by SunEdison Semiconductor or GlobalWafers Co., Ltd. with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any decision with respect to the proposed transaction.

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Certain Information Concerning Participants

Each of GlobalWafers, SunEdison Semiconductor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SunEdison Semiconductor shareholders in favor of the proposed transaction. GlobalWafers currently owns approximately 4.9% of the outstanding ordinary shares of SunEdison Semiconductor. Information about GlobalWafers and its directors and executive officers may be found in the Schedule 14A filed by GlobalWafers with the SEC on August 18, 2016. Information about SunEdison Semiconductor’s directors and executive officers and their ownership of SunEdison Semiconductor’s ordinary shares is set forth in its proxy statement for its 2016 Annual General Meeting of Shareholders and its most recent annual report on Form 10-K. Additional information regarding the direct or indirect interests of participants in the solicitation of proxies in connection with the contemplated transactions, by security holdings or otherwise, will be included in the proxy statement and other materials to be filed with the SEC in connection with the transaction.

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GlobalWafers Agreement to Acquire SunEdison Semiconductor

Master Key Messaging

Background Key Messages:

•	On August 17, 2016, we announced an agreement to be acquired by GlobalWafers, which has agreed to pay $12.00 in cash for each share of SunEdison Semiconductor.

•	We believe this combination is unique in that it merges two of the market’s key semiconductor wafer suppliers with minimal overlap in customers, products and production capabilities.

•	We will remain focused on our customers and will strengthen and build on our product offerings to deliver even greater value to our customers and shareholders.

•	The transaction is subject to the approval of SunEdison Semiconductor shareholders, the customary regulatory approvals and the approval of the Singapore Court. We look forward to a smooth process to facilitate an efficient closing which we hope can occur before the end of the year.

Employee Questions & Answers:

1.	What triggered this buyout offer?

•	On February 18, 2016 we announced that our board had authorized a process to review strategic alternatives as a result of the receipt of multiple preliminary indications of interest.

•	While we appreciate your interest in better understanding the background to this agreement, we are not in a position to address that now. Once we get our proxy statement on file with the SEC, we will be better able to address your questions in this area.

2.	Can I buy or sell shares in the company now that the news is out? Am I restricted?

•	Our Insider Trading Policy is still in place and in effect. Accordingly, before buying or selling any shares, you must follow the policy.

3.	What will happen to my unvested stock options and RSUs?

•	The agreement provides that at closing, your unvested stock options will be immediately and fully vested and you will be paid in cash the difference between the per share transaction price of $12.00 and the exercise price of the options. All RSUs will also be deemed fully vested and you will be paid the cash value for them at the $12.00 per share transaction price.

4.	What will happen to our salary and benefits after the closing?

•	GlobalWafers has agreed that for a period of no less than one year, our employees will receive a salary no less than they are currently receiving, and benefits that are substantially equivalent in the aggregate to those that they are currently receiving.

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•	GlobalWafers has also specifically agreed to maintain the existing severance programs in place for at least this same 12 month period.

5.	What can employees expect until the deal closes?

•	Until the transaction closes, SunEdison Semiconductor will remain a separate and independent company, and it is very much business as usual.

•	It is important that all of us here continue our absolute commitment to customers and customer service and focus on executing to our Blue Chips and the 2016 Annual Operating Plan.

•	We are committed to keeping you informed as we move forward to complete this transaction.

•	It is important that we not be distracted and that we continue to work productively and safely.

•	While we don’t have answers for all of your questions today, we will work to get them to you in the coming weeks.

Additional Information and Where You Can Find It

In connection with the proposed transaction, SunEdison Semiconductor Limited will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement will be mailed to the shareholders of SunEdison Semiconductor. SHAREHOLDERS OF SUNEDISON SEMICONDUCTOR ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement (when it becomes available), and any other documents filed by SunEdison Semiconductor or GlobalWafers Co., Ltd. with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any decision with respect to the proposed transaction.

Certain Information Concerning Participants

Each of GlobalWafers, SunEdison Semiconductor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SunEdison Semiconductor shareholders in favor of the proposed transaction. GlobalWafers currently owns approximately 4.9% of the outstanding ordinary shares of SunEdison Semiconductor. Information about GlobalWafers and its directors and executive officers may be found in the Schedule 14A filed by GlobalWafers with the SEC on August 18, 2016. Information about SunEdison Semiconductor’s directors and executive officers and their ownership of SunEdison Semiconductor’s ordinary shares is set forth in its proxy statement for its 2016 Annual General Meeting of Shareholders and its most recent annual report on Form 10-K. Additional information regarding the direct or indirect interests of participants in the solicitation of proxies in connection with the contemplated transactions, by security holdings or otherwise, will be included in the proxy statement and other materials to be filed with the SEC in connection with the transaction.

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